As filed with the Securities and Exchange Commission on January 9, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM S-8

REGISTRATION STATEMENT

Under
The Securities Act of 1933

_____________________

COPART, INC.

(Exact name of Registrant as specified in its charter)

_____________________

Delaware	94-2867490
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 300 Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)

_____________________

2007 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED

COPART, INC. STAND ALONE STOCK OPTION AWARD AGREEMENT
DATED DECEMBER 16, 2013 BETWEEN COPART, INC. AND A. JAYSON ADAIR

COPART, INC. STAND ALONE STOCK OPTION AWARD AGREEMENT
DATED DECEMBER 16, 2013 BETWEEN COPART, INC. AND VINCENT W. MITZ

(Full title of the plan)

_____________________

A. Jayson Adair
Chief Executive Officer
Copart, Inc.
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254

(Name and address of agent for service)

_____________________

(972) 391-5000

(Telephone number, including area code, of  agent for service)

_____________________

Copies to:

Robert F. Kornegay, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

_____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☒

Accelerated filer  ☐

Non-accelerated filer  ☐ (do not check if a smaller reporting company)

Smaller reporting company  ☐

_____________________

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Maximum Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share, to be issued under the 2007 Equity Incentive Plan .....................................................................................	4,000,000 shares	$36.31 (2)	$145,240,000 (2)	$18,707

Common Stock, par value $0.0001 per share, issuable pursuant to the Copart, Inc. Stand Alone Stock Option Award Agreement dated December 16, 2013 between Copart, Inc. and A. Jayson Adair ............................................

	2,000,000 shares	$35.62 (3)	$ 71,240,000 (3)	$ 9,176

Common Stock, par value $0.0001 per share, issuable pursuant to the Copart, Inc. Stand Alone Stock Option Award Agreement dated December 16, 2013 between Copart, Inc. and Vincent W. Mitz (3) ..........

	1,500,000 shares	$35.62 (3)	$ 53,430,000 (3)	$ 6,882
Total	7,500,000 shares		$269,910,000	$34,765

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of Copart, Inc. (the “Registrant”) that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)

Estimated in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low sales price per share of the Registrant’s common stock as reported by the NASDAQ Global Market for the Registrant's common stock on January 7, 2014.

(3)

The registration fee is calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act on the basis of the price at which the options may be exercised. The exercise price of the common stock is the price per share of the Registrant’s common stock as reported by the NASDAQ Global Market on December 16, 2013, the grant date.

COPART, INC.

REGISTRATION STATEMENT ON FORM S-8

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.

Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.

Registration Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference.

The following documents and information previously filed with the Commission are incorporated by reference in this Registration Statement:

(a)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended July 31, 2013, filed with the Commission on September 30, 2013 and amended on October 2, 2013, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)

The Registrant’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2013, filed with the Commission on December 10, 2013 pursuant to Section 13(a) of the Exchange Act.

(c)

The Registrant’s Current Reports on Form 8-K filed with the SEC on October 8, 2013 and December 18, 2013 pursuant to Section 13 of the Exchange Act.

(d)

The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A, as filed with the Commission on January 19, 1994 and amended on March 2, 1994 and January 10, 2012, pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.

Description of Securities.

Not applicable.

Item 5.

Interests of Named Experts and Counsel.

Not applicable.

Item 6.

Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit the indemnification under some circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article XI of the Certificate of Incorporation of the Registrant provides that, subject to Delaware law, its directors will not be personally liable for monetary damages for breach of their fiduciary duties to the Registrant and its stockholders. This provision does not eliminate any director’s fiduciary duties, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Article VIII of the Registrant’s Bylaws provides for indemnification of its directors to the fullest extent authorized by Delaware General Corporation Law. The Registrant’s Bylaws also provide that:

•

The Registrant is required to advance the expenses, as incurred, of any such individual in connection with defending a proceeding, action or suit by reason of such individual’s serving on behalf of and at the Registrant’s request, except that such officer or director shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•

The rights conferred in the Bylaws are not exclusive, and the Registrant is authorized to enter into indemnification arrangements with any person other than a director who is made a party to any action, suit or proceedings by reason of the fact that he is or was an officer or employee of the Registrant.

•	The Registrant may not retroactively amend the Bylaw provisions described above to reduce its indemnification obligations to its directors, officers, employees and agents.

In addition, the Registrant’s policy is to enter into separate indemnification agreements with each of its directors and executive officers to provide for the maximum indemnification allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and which allow for certain additional procedural protections. The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

Item 7.

Exemption from Registration Claimed.

Not applicable.

Item 8.

Exhibits.

Exhibit Number	Description
4.1	2007 Equity Incentive Plan, as amended and restated
4.2	Form of Copart, Inc. Stand Alone Stock Option Award Agreement (used for A. Jayson Adair and Vincent W. Mitz)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (contained on signature page)

Item 9.

Undertakings.

(a)

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 9th day of January, 2014.

COPART, INC.

By:

/s/ Paul A. Styer

Paul A. Styer
Senior Vice President, General Counsel and
Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Franklin and Paul A. Styer and each one of them, acting individually and without the other, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ A. Jayson Adair A. Jayson Adair	Chief Executive Officer (Principal Executive Officer) and Director	January 9, 2014
/s/ William E. Franklin William E. Franklin	Senior Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	January 9, 2014
/s/ Willis J. Johnson Willis J. Johnson	Chairman of the Board	January 9, 2014
/s/ James E. Meeks James E. Meeks	Director	January 9, 2014
/s/ Steven D. Cohan Steven D. Cohan	Director	January 9, 2014
/s/ Daniel J. Englander Daniel J. Englander	Director	January 9, 2014
/s/ Thomas N. Tryforos Thomas N. Tryforos	Director	January 9, 2014
/s/ Matt Blunt Matt Blunt	Director	January 9, 2014
/s/ Vincent W. Mitz Vincent W. Mitz	President and Director	January 9, 2014

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	2007 Equity Incentive Plan, as amended and restated
4.2	Form of Copart, Inc. Stand Alone Stock Option Award Agreement (used for A. Jayson Adair and Vincent W. Mitz)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (contained on signature page)